EXHIBIT 10.1

CONSULTING AGREEMENT

THIS AGREEMENT is made as of January 23, 2019 (the “Effective Date”),

BY AND BETWEEN:

Merion Inc, (“Merion”) a Company duly incorporated pursuant to the law of Nevada, with an address at 9550 Flair Dr. #302,#306, El Monte, CA 91731, USA

(the “Company”)

AND:

Redfield Management Service Limited (“Redfield”), a Company duly incorporated pursuant to the laws of the Province of British Columbia, with an address at 1240-1140 West Pender Street, Vancouver V6E4G1, Canada

(the “Consultant”)

WHEREAS:

A. The Company is engaged in the business of health and nutritional supplements and personal care products;

B. The Consultant has certain expertise in business, finance, negotiations, capital markets, investors relations and up-listing, services (the “Services”); and

C. The Company wishes to engage the Services of the Consultant, and the Consultant wishes to be engaged by the Company, to provide the Services as a consultant to the Company.

NOW THEREFORE, in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, and for other good and reliable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto covenant and agree as follows:

1. ENGAGEMENT OF CONSULTANT

1.1 The Company does hereby appoint and engage the Consultant as a consultant with respect to the Services (as defined above) and the Consultant hereby accepts such appointment and engagement by the Company, all upon and subject to the terms and conditions of this Agreement.

2. SERVICES OF CONSULTANT

2.1 During the Term, the Consultant shall personally and diligently provide to the Company the Services as requested by the Company.

2.2 The Consultant shall at all times and in all respects do its utmost to enhance and develop the business interests and welfare of the Company.

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3. FEES

3.1 Consulting Fee.

As agreed by the parties, the Services are compensated as follows:

(a) in cash for $7,000 a month to be paid by the Company monthly through wire transfer; and

(b) in shares of common stock of the Company for 50,000 shares a month to be paid by the Company every three months.

(c) if this Agreement starts in the middle of a month, the cash fee and share compensation shall be calculated proportionally based upon 30 days a month.

3.2 Payment and Shares.

(a) The cash payment shall be due and payable by the Company within 5 business days at the beginning of each month and share payments shall be made by the Company at the end of the third month during the every three months period mentioned in 3.1. For the share compensation for Services provided during any time in January, 2019, it shall be paid at the end of March, 2019 along with the first three months share payment.

(b) The Consultant understands that the shares to be issued pursuant to this Agreement (the “Shares”) have not been, and will not be, registered under the Securities Act or applicable securities laws of any state or country and therefore the Shares cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration requirements are available. The Company shall be under no obligation to register the Shares under the Securities Act and applicable state securities laws, and any such registration shall be in the Company’s sole discretion.

(c) The Consultant is a non-U.S. person (as such term is defined in Rule 902 of Regulation S under the Securities Act) and is not acquiring the Shares for the account or benefit of a U.S. person. The Consultant will not, within six (6) months of the date of the transfer of the Shares to the Consultant, (i) make any offers or sales of the Shares in the United States or to, or for the benefit of, a U.S. person (in each case, as defined in Regulation S) other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act, or (ii) engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act. Neither the Consultant nor any of the Consultant’s Affiliates or any person acting on its/his/her or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Shares, and all such persons have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Shares outside of the United States.

4. BUSINESS EXPENSES

4.1 The Company shall pre-pay and pre-approve the Consultant for all business expenses in compliance with the Company’s Internal Control Policy as required by the Consultant to carry out the Services. Such payment/reimbursement is subject to the Consultant keeping proper accounts and furnishing to the Company, within a reasonable time after the expenses are incurred, all applicable statements, vouchers and other evidence of expenses in such form as the Company may reasonably require.

The expenses related to the Company’s work during the period of the Services, such as travel expenses, are the responsibility of the Company. Any expenses over $500 should be pre-approved by the Company.

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5. TERM AND RENEWAL

5.1 The term of this Agreement shall commence on the Effective Date for a one year term, unless earlier terminated as hereinafter provided or unless the parties have agreed to renew this Agreement (the “Term”). The Company and the Consultant may extend the Term on similar terms and conditions by further agreement in writing to that effect.

6. TERMINATION

6.1 The Consultant and the Company shall have the right to terminate this Agreement at any time by giving to the other party at least 30 days prior written notice of the effective date of such termination. Upon the termination of this Agreement, the Company shall pay off the outstanding cash fee and share compensation to the Consultant before the effective date of the termination.

7. CONFIDENTIALITY

7.1 The Consultant acknowledges and agrees that in the performance of its obligations under this Agreement, it may obtain knowledge of Confidential Information (as defined below) relating to the business or affairs of the Company and/or its affiliated companies (the “Affiliated Companies”). The Consultant agrees that it shall not, without the prior written consent of the Company, either during the Term or at any time thereafter:

(a) use or disclose any Confidential Information outside of the Company or the Affiliated Companies;

(b) except in undertaking the Services, remove or aid in the removal from the premises of the Company or any of the Affiliated Companies any Confidential Information or any property or materials relating thereto; or

(c) use the Confidential Information for any purpose other than in performing the Services.

7.2 The Consultant shall exercise a reasonable degree of care in safeguarding the aforementioned Confidential Information against loss, theft, or other inadvertent disclosure, and further agrees to take all reasonable steps necessary to ensure the maintenance of confidentiality.

7.3 Upon the termination of this Agreement, or upon the Company’s earlier request, the Consultant shall promptly deliver to the Company all of the Confidential Information that the Consultant may have in his possession or control.

7.4 In this Agreement, “Confidential Information” shall mean any information or knowledge including, without limitation, any document, materials, formula, pattern, design, system, program, device, software, plan, process, know how, research, discovery, strategy, method, idea, client list, marketing strategy or employee compensation, or copies or adaptations thereof, that:

(a) relates to the business or affairs of the Company and/or the Affiliated Companies;

(b) is private or confidential that it is not generally known or available to the public; and

(c) gives or would give the Company and/or the Affiliated Companies an opportunity to obtain an advantage over competitors who do not know of or use it.

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7.5 Confidential Information shall specifically not include anything that:

(a) is in or enters lawfully into the public domain other than as a result of a disclosure by the Consultant;

(b) becomes available to the Consultant on a non-confidential basis from a source other than the Company, or any of its representatives, and that source was not under any obligation of confidentiality; or

(c) the Consultant is required to disclose pursuant to an order of a court of competent jurisdiction or by the operation of law; provided that, the Consultant provides prompt prior written notice to the Company of such required disclosure and of the action which is proposed to be taken in response. In such an event, and only after the Consultant shall have made a reasonable effort to obtain a protective order or other reliable assurance affording such information confidential treatment, the Consultant shall furnish only that portion of the Confidential Information which it is required to disclose.

8. SPECIAL RELATIONSHIP

8.1 The Consultant is in a special relationship with the Company as such term is defined in applicable securities laws. The Consultant agrees that it will not trade any securities of the Company when it possesses any material non-public information of the Company and the Consultant will keep confidential such information until it is publicly disclosed.

8.2 Notwithstanding the generality of the foregoing, the Consultant will ensure that any trading which the Consultant does in the Company’s securities is done in compliance with all applicable securities laws and the Company’s Insider Trading Policy. The Consultant agrees that it will not compete with the Company by endeavouring to directly or indirectly acquire any business or property interests based upon information learned from the Company. The Consultant agrees to provide to the Company all materials delivered to the Consultant in connection with this Agreement and all materials prepared by the Consultant for the Company in connection with this Agreement, upon termination hereof.

8.3 The Consultant shall only use the formal materials supplied by the Company or publicly disclosed information on SEC website during its Services and the Consultant shall not make any promises or sign any agreement on behalf of the Company.

9. NON-SOLICITATION

9.1 The Consultant covenants, undertakes and agrees with the Company that during the Term and for a period of two year from the date of expiration or termination of this Agreement for any reason whatsoever, it shall not, on its own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, offer employment to or solicit the employment of or otherwise entice away from the employment of the Company or any of the Affiliated Companies, any individual who is employed or engaged by the Company or any of the Affiliated Companies at the date of expiration or termination of this Agreement or who was employed or engaged by the Company or any of the Affiliated Companies within the two year period immediately preceding the date of expiration or termination of this Agreement, as applicable.

9.2 The Consultant acknowledges and agrees that the above restriction on non-solicitation is reasonable and necessary for the proper protection of the businesses, property and goodwill of the Company and the Affiliated Companies.

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10. COMPLIANCE WITH LAWS

The Services undertaken by the Consultant under this Agreement shall be in full compliance with all applicable laws in the U.S. and Canada and consistent with a high degree of business ethics

11. INDEMNIFICATION

11.1 The Company shall indemnify and save harmless the Consultant for any demonstrated losses, damages, costs or other amounts, including without limitation reasonable legal fees, suffered or incurred by the Consultant arising out of third party claims relating to the presence or activities of the Consultant in performing the Services to the extent that such losses, damages, costs or other amounts are caused by the negligence, wilful misconduct or fraud on the part of the Company.

11.2 Neither the Company nor the Consultant shall be liable for any consequential loss, including but not limited to, claims for loss of profit, revenue or capital, loss of use of utilities, equipment or facilities, down-time cost, service interruption, cost of money, injury or damage of any character whatsoever.

12. RELATIONSHIP

12.1 The Company and Consultant each acknowledge and agree that the only relationship of the Consultant to the Company created by this Agreement shall for all purposes be that of an independent contractor, and all Persons employed or engaged by the Consultant in connection herewith shall for all purposes be considered to be employed or engaged, as applicable, by the Consultant and not by the Company. The Company shall have no obligation whatsoever to:

(a) pay or compensate the Consultant and / or any representative thereof for:

(i) taxes of any kind whatsoever that arise out of or with respect to any fee, remuneration or compensation provided to the Consultant under this Agreement;

(ii) holding any position with the Company;

13. SURVIVAL OF TERMS

13.1 Sections 7 through 14, inclusive, and this Section 13, shall survive and remain in force notwithstanding the expiration or other termination of this Agreement for any reason whatsoever. Any expiration or termination of this Agreement shall be without prejudice to any rights and obligations of the parties hereto arising or existing up to the effective date of such expiration or termination, or any remedies of the parties with respect thereto.

14. LIMITED AUTHORITY AS AGENT

14.1 Unless otherwise agreed to in writing by the parties, the Consultant may not act as an agent of the Company. Without limiting the generality of the foregoing, the Consultant shall not commit or be entitled to commit the Company to any obligation whatsoever nor shall the Consultant incur or be entitled to incur any debt or liability whatsoever on behalf of the Company. Any obligations, debts or liabilities incurred by the Consultant as aforesaid shall be exclusively for the account of the Consultant.

15. NO ASSIGNMENT

15.1 Neither this Agreement nor any of the rights of any of the parties under this Agreement shall be assigned without the written consent of all the parties.

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16. SUCCESSORS AND ASSIGNS

16.1 The Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.

17. WAIVER

17.1 Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by indulgence, delay or other act, omission or conduct. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

18. GOVERNING LAWS

18.1 Unless otherwise agreed to in writing by the parties, the Agreement shall be governed by and construed in accordance with the laws of the state of Nevada without regard to the principles of conflicts of law thereof, and the parties hereto submit and attorn to the jurisdiction of the state and federal courts sitting in the Clark County, Nevada.

19. FURTHER ASSURANCES

19.1 Each of the parties shall, on request by the other party, execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such further acts and things as the other party may reasonably require to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and to ensure the completion of the transactions contemplated hereby.

20. NOTICES

20.1 All notices required or permitted under this Agreement shall be in writing and shall be given by delivering such notice or mailing such notice by pre-paid registered mail or by facsimile transmission, addressed as follows:

If to the Company:

Danies Wang, Chairman and CEO

Merion Inc.

9550 Flair Dr #302, #306

El Monte, CA 91731, USA

Dhwang1963@gmail.com

If to the Consultant:

Redfield Management Service Limited

1240-1140 West Pender Street, Vancouver, B.C. V6E 4G1

Attention: Xinneng (David) Li

dli@redfieldmanagement.com

Any such notice or other communication shall, if delivered, be deemed to have been given or made and received on the date delivered (or the next business day if the day of delivery is not a business day), and if mailed, shall be deemed to have been given or made and received on the fifth business day following the day on which it was so mailed and if faxed (with confirmation received) shall be deemed to have been given or made and received on the day on which it was so faxed (or the next business day if the day of sending is not a business day). The parties may give from time to time written notice of change of address in the manner aforesaid.

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21. CONSTRUCTION

21.1 In this Agreement, unless otherwise indicated:

(a)	“Agreement” means this Consulting Agreement and all schedules attached thereto;

(b)	the words “include”, “including” or “in particular”, when following any general term or statement, shall not be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

(c)	“herein”, “hereby”, “hereunder”, “hereof”, “hereto” and words of similar import, refer to this Agreement as a whole and not to any particular Section of this Agreement.

(d)	a reference to a statute means that statute, as amended and in effect as of the date hereof, and includes each and every regulation and rule made thereunder and in effect as of the date hereof, and includes all amendments thereof given effect from time to time;

(e)	a reference to a Section means, unless the context otherwise requires, that specific Section in Agreement;

(f)	a reference to a “consent”, “notice” or “agreement” means a consent, notice or agreement, as the case may be, by an authorized representative of the party or parties thereto;

(g)	where a word, term or phrase is defined herein, its derivatives or other grammatical forms have a corresponding meaning;

(h)	all words, other than defined terms, used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include the singular or the plural and the masculine, feminine or body corporate, as the context may require;

(i)	time is of the essence;

(j)	in the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day;

(k)	references to a “party” or “parties” are references to a party or parties to this Agreement;

(l)	the headings in this Agreement form no part of this Agreement and shall be deemed to have been inserted for convenience only; and

(m)	unless otherwise agreed to in writing by the parties, all dollar amounts referred to herein are expressed in U.S. dollars.

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22. SEVERABILITY

22.1 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, then to the fullest extent permitted by law: (a) all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible; and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

23. FORCE MAJEURE

23.1 In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; or any other cause beyond the reasonable control of the party invoking this Section23, if such party shall have used its reasonable efforts to avoid such occurrence, such party shall give notice to the other party in writing promptly, and thereupon the affected party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

24. COUNTERPARTS AND FACSIMILE

24.1 This Agreement may be executed in one or more counterparts and delivered by facsimile, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

25. INDEPENDENT LEGAL ADVICE

25.1 The Company has recommended to the Consultant that it has obtained independent legal advice prior to signing this Agreement. The Consultant acknowledges that it has received independent legal advice or has waived the opportunity to do so and has elected to proceed without benefit of same.

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IN WITNESS WHEREOF this Agreement has been executed as of the Effective Date.

Merion Inc.

Per:

Authorized Signatory, Danies Wang

Redfield Management Service Limited

Per:

Authorized Signatory, Xinneng Li (David)

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